EPR Properties Announces Comprehensive Restructuring Agreement and Master Lease with Regal Cinemas; Management to Host Conference Call

Restructured Portfolio Expected to Achieve 96% of
Total Pre-Bankruptcy Rent In 2024

Regal’s Proposed Plan Expected to Significantly Reduce Its Leverage

Kansas City, MO, June 28, 2023 – EPR Properties (NYSE:EPR) (the “Company”) today announced that it has entered into a comprehensive restructuring agreement with Regal Cinemas and certain of its subsidiaries (collectively, “Regal”) anchored by a new master lease (“Master Lease”) for 41 of the 57 properties currently leased to Regal (“Master Lease Properties”).

The Master Lease is a triple-net lease with $65 million in total annual fixed rent (“Annual Base Rent”) escalating by 10% every five years. The Master Lease has three tranches of properties. The initial terms of the tranches are staggered, expiring on the 11th, 13th and 15th anniversaries of the Effective Date (as defined herein), respectively, and each tranche has three five-year renewal options. The weighted average lease term was increased by four years to 13 years.

Regal will also pay percentage rent for each lease year (“Annual Percentage Rent”) on gross sales exceeding $220 million, with threshold amounts increasing every five years commensurate with escalations in Annual Base Rent. Regal revenues on the 41 Master Lease Properties exceeded $220 million in 2022 as North American Box Office Gross (“NABOG”) totaled $7.4 billion.

The Company will also reduce its footprint with Regal by taking back 16 theatres previously operated by Regal (the “Surrendered Properties”).

•Pursuant to management agreements, Cinemark (NYSE:CNK) will operate four of the Surrendered Properties and Phoenix Theatres will operate one.
•As part of the Company’s strategy to reduce its overall theatre footprint, the remaining 11 theatres will be marketed for sale.

Percentage rent under the Master Lease was designed to allow the Company to participate in expected continued improvements in box office performance, and to provide for income to return to pre-pandemic levels as performance recovers.

For the initial lease year ending in 2024, assuming NABOG approximates $9.4 billion, the combined 41 Master Lease Properties and five operating properties are expected to achieve 96% of the aggregate pre-bankruptcy Regal rent for the 57 properties. The median industry analyst estimate of NABOG for 2023 is $9.0 billion and is $9.8 billion for 2024.

As previously disclosed, on September 7, 2022, Cineworld Group, plc and Regal, and certain of their subsidiaries (collectively, “Debtor”) filed for protection under Chapter 11 of the U.S. Bankruptcy Code. On June 28, 2023, a hearing was held in the case regarding the confirmation of the Debtor’s Plan of Reorganization (the “Plan”). Debtor has recently stated that it is seeking confirmation of the Plan on an expeditious basis and reiterated its expectation that it will emerge from the Chapter 11 cases in July 2023. As a result of the reorganization, it is expected that Debtor’s total debt would be reduced from $5.0 billion owed prior to the bankruptcy, to only $1.5 billion upon effectiveness of the Plan.

The lease restructuring agreement between the Company and Regal is memorialized in an Omnibus Lease Amendment Agreement (the “Omnibus Agreement”), which will be assumed pursuant to the Plan when the Plan becomes effective (the “Effective Date”). Upon confirmation by the court, the Plan will become effective, and Debtor will emerge from the Chapter 11 cases, when its conditions, including the negotiation of Debtor’s loan documents and closing of the transactions contemplated thereby, have been completed (the “Effective Date”). Under the Omnibus Agreement, the Master Lease and related agreements will become effective at the Effective Date. On the Effective Date, Regal will surrender the Surrendered Properties. Regal expects that, assuming all conditions are satisfied, the Effective Date of the Plan will occur during the third quarter of 2023.

CEO Commentary

“The resolution of the Regal bankruptcy will provide us with a much stronger tenant that has a recapitalized and improved balance sheet with significantly lower leverage.” stated Greg Silvers, Chairman and CEO of EPR Properties.

“The transition of the portfolio to a single Master Lease will provide us with a more secure long-term structure. The innovative percentage rent component allows us to more fully participate in the recovery of theatrical exhibition, with significant upside potential. The Management Agreement with Cinemark further solidifies our deep relationship with one of the nation’s leading exhibitors, and the planned disposition of 11 theatres will reduce our overall theatre footprint and provide additional investment capital. We are pleased with the resolution of the restructuring and believe it has enhanced our overall company profile.”

Other Terms of the Master Lease and Related Agreements

•A parent entity of Regal will provide a guaranty of Regal’s obligations under the Master Lease.

•As of June 28, 2023, Regal owes the Company approximately $51.8 million of deferred rent (the “Deferred Rent Balance”) related to the 41 theatres under the Master Lease. The Company will not require any payments toward the Deferred Rent Balance and if Regal has no uncured events of default prior to the 15th anniversary of the Effective Date, the Company will forgive the Deferred Rent Balance. If at any time prior to 15th anniversary of the Effective Date, Regal has an uncured event of default, the entire Deferred Rent Balance will become due and payable. The remaining balance of the deferred rent related to the Surrendered Properties will be an unsecured claim under the bankruptcy proceeding.

•Upon the fulfillment of certain conditions, the Company will reimburse Regal 50% up to a maximum of $32.5 million for revenue enhancing improvements to individual Master Lease Properties undertaken by Regal at its option and approved by the Company.

The material terms of the agreements with Regal described above will be more fully described in the Company’s next Quarterly Report on Form 10-Q.

Operating Properties

In taking back the Surrendered Properties, the Company is reducing its footprint with Regal while expanding and strengthening its long-standing relationship with Cinemark, one of the nation’s leading exhibitors, and adding to its existing managed portfolio with Phoenix Theatres.

Cinemark will manage four high performing theatres located in top 20 MSAs. Three of the theatres have recliners and two have premium large format screens. Phoenix will manage one productive smaller-market theatre.

Properties To Be Marketed for Sale

To reduce its overall theatre footprint, the Company plans to sell the remaining 11 Surrendered Properties and deploy the proceeds to acquire non-theatre experiential properties.

Pending Write-Down

In conjunction with taking back the Surrendered Properties, the Company expects to record a non-cash impairment charge in the second quarter of approximately $50 million based on recently appraised values.

Conference Call Information

Management will host a conference call to discuss the Company's restructuring agreement with Regal and related matters on June 28, 2023 at 5:00 p.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. To access the audio-only call, visit the Webcasts page for the link to register and receive dial-in information and a PIN providing access to the live call. It is recommended that you join 10 minutes prior to the start of the event (although you may register and dial-in at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

About EPR Properties

EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.8 billion (after accumulated depreciation of approximately $1.3 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

EPR Properties
Brian Moriarty
Vice President, Corporate Communications
brianm@eprkc.com | 816-472-1700

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, projected percentage rent, revenues and theatre performance, the expected amount of the Company's pending write-down, the financial impact of the COVID-19 pandemic, the outcome of the Debtor's pending bankruptcy proceeding and its potential impact on our existing leases with Regal theatre tenants, and the timing of transaction closings and bankruptcy proceedings. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict, and include risks relating to the Debtor's ability to obtain approval of its Plan of Reorganization and successfully complete negotiation of its financing agreements in a timely manner; risks relating to the theatre industry, including the quality of future releases, shorter theatre windows for certain releases, continuing changes in consumer preferences and production delays relating to the Writers Guild of America strike; general economic conditions, continuing inflation and higher interest rates, as well as the factors described in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

MARKET AND INDUSTRY DATA

This release contains market and industry forecasts that have been obtained from publicly available information, various industry publications, other published industry sources and our internal data and estimates. We have not independently verified the information from third party sources and cannot make any representation as to the accuracy or completeness of such information. None of the reports and other materials of third-party sources referred to in this release were prepared for use in, or in connection with, this release. Additionally, our internal data and estimates are based upon information obtained from our past experience and our management’s understanding of industry conditions. Estimates are difficult to develop and inherently uncertain, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those detailed above and under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.